ASSIGNMENT AGREEMENT

         This Assignment Agreement (the "Agreement"), is made by and between CIHC, Incorporated, a Delaware corporation ("Assignor") and Great American Reserve Insurance Company, a Texas stock life insurance company ("GARCO")and witnesses that:

         WHEREAS, Assignor has entered into that certain Securities Purchase Agreement dated as of March 12, 1998 by and between Assignor and certain shareholders and holders of $4,750,000 of 12% Subordinated Convertible Notes (the "Notes") of General Acceptance Corporation, an Indiana corporation, a true and correct copy of which is attached hereto and made a part hereof by reference (the "Purchase Agreement"); and

         WHEREAS, Assignor desires to assign to GARCO the right to acquire the Notes under the Purchase Agreement and GARCO desires to purchase the Notes.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         1. Assignor hereby assigns and transfers to GARCO the right to purchase the Notes under the Purchase Agreement.


         2. GARCO hereby assumes and agrees to perform all of the duties and obligations of Assignor under the terms and conditions of the Purchase Agreement with respect to the purchase of the Notes.

         3. This Agreement shall be governed by the laws of the state of Indiana.

         4. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of March 24, 1998.

CIHC, INCORPORATED                              GREAT AMERICAN RESERVE INSURANCE
                                                   COMPANY


By:/s/WILLIAM T. DEVANNEY                        By:/s/ROLLIN M. DICK
   -----------------------------                    ----------------------------
   William T. Devanney,                             Rollin M. Dick,
   Senior Vice President                            Executive Vice President